                                                                      EXHIBIT 25

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                                   FORM T-1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) [_]


                                   ________

                             THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)

New York                                                   13-5160382
(State of incorporation                                    (I.R.S. employer
if not a U.S. national bank)                               identification no.)

One Wall Street, New York, N.Y.                            10286
(Address of principal executive offices)                   (Zip code)

                                   ________

                        Westinghouse Air Brake Company
             (Exact name of obligor as specified in its charter)


Delaware                                                   25-1615902
(State or other jurisdiction of                            (I.R.S. employer
incorporation or organization)                             identification no.)

1001 Air Brake Avenue
Wilmerding, Pennsylvania                                   15148
(Address of principal executive offices)                   (Zip code)

                                   ________

                    9-3/8% Senior Notes due 2005, Series B2
                      (Title of the indenture securities)

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

1.   General information. Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

------------------------------------
       Name             Address
------------------------------------

     Superintendent of Banks of              2 Rector Street, New York
     the State of New York                   N.Y. 10006, and Albany, N.Y. 12203

     Federal Reserve Bank of New York        33 Liberty Plaza, New York,
                                             N.Y. 10045

     Federal Deposit Insurance               Washington, D.C. 20429
     Corporation

     New York Clearing House                 New York, New York 10005
     Association

     (b)  Whether it is authorized to exercise corporate trust powers.

     Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

16.  List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the"Act") and 17
     C.F.R. 229.10(d).

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibit 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No.33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                     -2-


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                                   SIGNATURE


     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, had duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 10th day of June, 1999.



                                   THE BANK OF NEW YORK



                                   By: /s/ Iliana A. Arciprete
                                      ------------------------
                                   Name:  Iliana A. Arciprete
                                   Title: Assistant Treasurer



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_______________________________________________________________________________

                     Consolidated Report of Condition of

                        THE BANK OF NEW YORK                          EXHIBIT 7
                                                                      ---------
                   of One Wall Street, New York, N.Y. 10286
                   And Foreign and Domestic Subsidiaries.
a member of the Federal Reserve System, at the close of business March 31, 1999, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                 Dollar Amounts
ASSETS                                                            in Thousands
Cash and balances due from depository institutions:
 Noninterest-bearing balances and currency and coin...........   $    4,508,742
 Interest-bearing balances....................................        4,425,071
Securities:
 Held-to-maturity securities..................................          836,304
 Available-for-sale securities................................        4,047,851
Federal funds sold and Securities purchased under
 agreements to resell.........................................        1,743,269
Loans and lease financing receivables:
 Loans and leases net of unearned income......................       39,349,679
 LESS. Allowance for loan and lease losses....................          603,025
 LESS. Allocated transfer risk reserve........................           15,906
 Loans and leases net of unearned income, allowance,
  and reserve.................................................       39,730,748
Trading Assets................................................        1,571,372
Premises and fixed assets (including capitalized leases)......          635,674
Other real estate owned.......................................           10,331
Investments in unconsolidated subsidiaries and
 associated companies.........................................          122,449
Customers liability to this bank on acceptances outstanding...        1,184,822
Intangible assets.............................................        1,129,535
Other assets..................................................        2,632,309
                                                                 --------------
Total assets..................................................   $   61,533,578
                                                                 ==============

LIABILITIES
Deposits:
 In domestic offices..........................................   $   25,731,036
 Noninterest-bearing..........................................       10,252,589
 Interest-bearing.............................................       15,478,447
 In foreign offices. Edge and Agreement subsidiaries and IBF's       18,756,302
 Noninterest-bearing..........................................          111,356
 Interest-bearing.............................................       18,644,916
Federal funds purchased and Securities $0.0 under agreement
 to repurchase................................................        3,276,362
Demand notes issued to the U.S. Treasury......................          230,671
Trading liabilities...........................................        1,554,493
Other borrowed money
 With remaining maturity of one year or less..................        1,154,502
 With remaining maturity of more than one year through
  three years.................................................              465
 With remaining maturity of more than three years.............           31,080
Bank's liability on acceptances executed and outstanding......        1,185,364
Subordinated notes and debentures.............................        1,308,000
Other liabilities.............................................        2,743,590
                                                                 --------------
Total liabilities.............................................       55,971,865
                                                                 ==============

EQUITY CAPITAL
Common Stock..................................................        1,135,284
Surplus.......................................................          764,443
Undivided profits and capital reserves........................        3,807,697
Net unrealized holding gains (losses) on
 available-for-sale securities................................           44,106
Cumulative foreign currency translation adjustments...........   (       34,817)
                                                                 --------------
Total equity capital..........................................        5,716,713
                                                                 --------------
Total liabilities and equity capital..........................   $   61,688,578
                                                                 ==============

     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                                Thomas J. Mastro

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

     Thomas A. Renyi     }
     Alan R. Griffith    }         Directors
     Gerald L. Hassell   }

_______________________________________________________________________________